Monaker Group, Inc. 10-K

Exhibit 10.3

MONAKER GROUP, INC.

ASSIGNMENT OF IP AND OTHER ASSETS

This Assignment of IP and Other Assets (this “Agreement”) is made and entered into effective as of January 22, 2016 (this “Effective Date”) by and between Monaker Group, Inc., a Nevada corporation (the “Company”), and AlwaysOnVacation, Inc., a Delaware corporation (the “Assignor”).

WHEREAS, prior to the Effective Date, the Assignor has developed certain technology and intellectual property on behalf of the Company and has developed or acquired other tangible personal property, as further described below, which relate to the Company's actual and proposed business associated with Travel Lodging, Transportation and Logistics (the “Business”);

WHEREAS, the Assignor desires such technology and intellectual property and other tangible personal property to be assigned to and owned by the Company, in exchange for past considerations by the Company to the Assignor on or about the date hereof;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.

Certain Definitions. As used herein, the following capitalized terms will have the meanings set forth below:

(a)

“Technology” means all inventions, technology, ideas, concepts, processes, business plans, documentation, financial projections, models and any other items, authored, conceived, invented, developed or designed by the Assignor relating to the technology or Business of the Company that is not otherwise owned by the Company.

(b)

“Derivative” means: (i) any derivative work of the Technology (as defined in Section 101 of the U.S. Copyright Act); (ii) all improvements, modifications, alterations, adaptations, enhancements and new versions of the Technology (the “Technology Derivatives”); and (iii) all technology, inventions, products or other items that, directly or indirectly, incorporate, or are derived from, any part of the Technology or any Technology Derivative.

(c)

“Intellectual Property Rights” means, collectively, all worldwide patents, patent applications, patent rights, copyrights, copyright registrations, moral rights, trade names, trademarks, service marks, domain names and registrations and/or applications for all of the foregoing, trade secrets, know-how, mask work rights, rights in trade dress and packaging, goodwill and all other intellectual property rights and proprietary rights relating in any way to the Technology, any Derivative or any Embodiment, whether arising under the laws of the United States of America or the laws of any other state, country or jurisdiction.

(d)

“Embodiment” means all documentation, drafts, papers, designs, schematics, diagrams, models, prototypes, source and object code (in any form or format and for all hardware platforms), computer-stored data, diskettes, manuscripts and other items describing all or any part of the Technology, any Derivative, any Intellectual Property Rights or any information related thereto or in which all of any part of the Technology, any Derivative, any Intellectual Property Right or such information is set forth, embodied, recorded or stored.

(e)

“Business Assets” means all business and marketing plans, worldwide marketing rights, software, customer and supplier lists, price lists, mailing lists, customer and supplier records and other confidential or proprietary information relating to the Technology, as well as all computers, office equipment and other tangible personal property owned (i.e., not leased) by Assignor immediately prior to the execution and delivery of this Agreement and primarily used in or otherwise primarily related to the Business.

(f)

“Assigned Assets” refers to the Technology, all Derivatives, all Intellectual Property Rights, all Embodiments and Business Assets, collectively as identified in the attached Exhibit A.

2.

Assignment.

(a)

The Assignor hereby sells, transfers, assigns and conveys, to the Company, and its successors and assigns, the Assignor's entire right, title and interest in and to the Assigned Assets and all rights of action, power and benefit belonging to or accruing from the Assigned Assets including the right to undertake proceedings to recover past and future damages and claim all other relief in respect of any acts of infringement thereof whether such acts shall have been committed before or after the date of this assignment, the same to be held and enjoyed by said Company, for its own use and benefit and the use and benefit of its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by the Assignor, had this assignment not been made.

(b)

The Assignor hereby appoints the Company the attorney-in-fact of the Assignor, with full power of substitution on behalf of the Assignor to demand and receive any of the Assigned Assets and to give receipts and releases for the same, to institute and prosecute in the name of the Assignor, but for the benefit of the Company, any legal or equitable proceedings the Company deems proper in order to enforce any rights in the Assigned Assets and to defend or compromise any legal or equitable proceedings relating to the Assigned Assets as the Company shall deem advisable. The Assignor hereby declares that the appointment made and powers granted hereby are coupled with an interest and shall be irrevocable by the Assignor.

(c)

The Assignor hereby agrees that the Assignor and the Assignor's successors and assigns will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered such further acts, documents, or instruments confirming the conveyance of any of the Assigned Assets to the Company as the Company shall reasonably deem necessary, provided that the Company shall provide all necessary documentation to the Assignor.

3.

Assignor Representations and Warranties. The Assignor represents and warrants to the Company that to the best of Assignor's knowledge the Assignor is the owner, inventor and/or author of, and can grant exclusive right, title and interest in and to, each of the Assigned Assets transferred by the Assignor hereunder and that none of the Assigned Assets are subject to any dispute, claim, prior license or other agreement, assignment, lien or rights of any third party, or any other rights that might interfere with the Company's use, or exercise of ownership of, any of the Assigned Assets. The Assignor further represents and warrants to the Company that to the best of Assignor's knowledge the Assigned Assets are free of any claim of any prior employer or third party client of the Assignor or any school, university or other institution the Assignor attended, and that the Assignor is not aware of any claims by any third party to any rights of any kind in or to any of the Assigned Assets. The Assignor agrees to immediately notify the Company upon becoming aware of any such claims.

4.

Reimbursement of Expenses. The Company shall as promptly as practicable, reimburse the Assignor for the Assignor's actual out-of-pocket costs reasonably incurred with respect to Assignor's acquisition and maintenance of the Assigned Assets.

5.

Miscellaneous.

(a)

Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Florida, without giving effect to principles of conflicts of law.

(b)

Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)

Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)

Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Company.

(e)

Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company's books and records.

(f)

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)

Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against anyone of the parties hereto.

(h)

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.

[Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.

Dated: January 22, 2016

ASSIGNOR:

AlwaysOnVacation, Inc.

By:	/s/ William Kerby
(Signature)
Address:
2690 Weston Road, Suite 200
Weston, Florida 33331

THE COMPANY:

Monaker Group, Inc.

By:	/s/ Omar Jimenez
(Signature)
Name:	Omar Jimenez
Title:	CFO/COO
Address:
2690 Weston Road, Suite 200
Weston, Florida 33331

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